EXHIBIT 5(a)

                              Unocal Corporation
                              1201 West 5th Street, P.O. Box 7600
                              Los Angeles, California 90051
                              Telephone (213) 977-6124


                         [UNOCAL LOGO]



Dennis P. R. Codon                            July 22, 1994
Vice President, General Counsel
and Corporate Secretary


Unocal Corporation
1201 West 5th Street
Los Angeles, California 90017

RE:  Unocal Profit Sharing Plan
     Registration Statement on Form S-8
     ----------------------------------


Ladies and Gentlemen:

      As Vice President and General Counsel of Unocal Corporation, a Delaware corporation ("Unocal"), I, and attorneys working under my direction, have acted on behalf of Unocal and as counsel to Unocal in connection with the preparation and filing of a Registration Statement on Form S-8, Registration No. 33-65576 (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on July 6, 1993 and became effective on that date. The Registration Statement, as originally filed and as it became effective, related to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares (the "Registered Shares") of the Common Stock, par value $1.00 per share, of Unocal (the "Common Stock") to be purchased from time to time by the Trustee of the Unocal Profit Sharing Plan (the "Plan") for allocation to the accounts of participants in the Plan. Prior to the date hereof all such purchases have been made in the open market. However, the Plan has been amended, effective July 27, 1994, to provide that Company Matching Contributions (as defined in the Plan) will be used by the Trustee to purchase shares of Common Stock from Unocal. This opinion relates to up to 2,327,265 shares (the "Shares") of the Registered Shares which may be issued and sold by Unocal to the Trustee in consideration of Company Matching Contributions.

      This  opinion is rendered in accordance with the requirements  of
Item 601(b)(5) of Regulation S-K of the Commission.

Unocal Corporation
July 22, 1994
Page 2


      For the purposes of this opinion, I, or such attorneys working under my direction, have examined or considered such matters of law and fact and such corporate records, certificates and other documents as I, or they, have deemed necessary, including, but not limited to: the Registration Statement; the Certificate of Incorporation and Bylaws of Unocal, as amended to date; certain resolutions adopted by the Board of Directors of Unocal and the Executive Committee thereof; the Plan, as amended to date; and certificates and other information obtained from public officials and officers and employees of Unocal and its subsidiaries. In the course of such examination, I, and such attorneys working under my direction, have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as certified, photostatic or conformed copies. I have relied, as to certain legal matters, on the advice of such attorneys working under my direction who are more familiar with such matters.

      I am licensed to practice law in the State of California and, although I am not licensed to practice law in the State of Delaware, I am familiar with the Delaware General Corporation Law. Therefore, the following opinions are limited to the laws of the State of California, the Delaware General Corporation Law and the Federal laws of the United States, all as currently in effect, to the exclusion of all other jurisdictions.

     Based on and subject to the foregoing, I am of the opinion that:

          1. The Shares have been duly authorized for issuance by the Board of Directors of Unocal and, when certificates evidencing the Shares have been duly countersigned by the transfer agent and registrar for the Common Stock and issued to and paid for by the Trustee in accordance with the Plan, will be validly issued, fully paid and nonassessable.

           2. The provisions of the Plan, as amended, comply with the applicable requirements of ERISA.

     I hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,


                                 /s/ Dennis P. R. Codon